Exhibit 21.1

Subsidiaries

Subsidiaries	Jurisdiction
Sutherland Partners, LP	Delaware
Sutherland Asset I, LLC	Delaware
Sutherland Grantor Trust, Series I	Delaware
Sutherland Grantor Trust, Series II	Delaware
Sutherland Grantor Trust, Series III	Delaware
Waterfall Commercial Depositor, LLC	Delaware
Waterfall Victoria Mortgage Trust 2011-SBC1	Delaware
Waterfall Victoria Mortgage Trust 2011-SBC2	Delaware
Waterfall Victoria Mortgage Trust 2011-SBC3	Delaware
Waterfall Commercial Depositor II, LLC	Delaware
ReadyCap Commercial Mortgage Trust 2014-1	New York
ReadyCap Holdings, LLC	Delaware
ReadyCap Commercial, LLC	Delaware
ReadyCap Lending, LLC	Delaware
Readycap Commercial Asset Depositor, LLC	Delaware
ReadyCap Commercial Revolving Asset Trust	Delaware
Silverthread Falls Holdings, LLC	Delaware
Silverthread Falls, LLC	Delaware
Silverthread Falls Miami, LLC	Delaware
Silverthread Falls NYC, LLC	Delaware
Silverthread Falls Asset Services NYC, LLC	Delaware
Silverthread Falls Denver, LLC	Delaware
Silverthread Falls Orange County, Inc.	Delaware
Silverthread Falls LA County, Inc.	Delaware
Silverthread Falls DFW, LLC	Delaware
WAM Sarasota Hanger, LLC	Delaware
435 Clark Road, LLC	Delaware
SAMC REO 2013-01, LLC	Delaware
Sutherland Asset II, LLC	Delaware
500 & 501 South Homestead Boulevard, LLC	Delaware
RL CIT 2014-01, LLC	Delaware
SAMC TRS 2014-01, LLC	Delaware
Silverthread Falls Asset Services Denver, LLC	Delaware
Silverthread Falls Baltimore, LLC	Delaware
Silverthread Falls Chicago, LLC	Delaware
Waterfall Victoria Mortgage Trust 2010-SBC1 REO, LLC	Delaware
Williams Rd, LLC	Delaware
Waterfall Victoria Mortgage Trust 2011-SBC3 REO-B, LLC	Delaware
8-14 Saddle River Rd, LLC	Delaware
17 Brinkerhoff Place, LLC	Delaware
24 Third Avenue, LLC	Delaware
49 Old Rte 23 LLC	Delaware
115 Cross Key Rd, LLC	Delaware
302-304 Van Houten Paterson, LLC	Delaware
509-511 South Orange Ave LLC	Delaware

646 Kennedy Blvd, LLC	Delaware
801 W. Rt 70 LLC	Delaware
998 E 24th Street, LLC	Delaware
9955 Orange Ave, LLC	Delaware
Block 153, LLC	Delaware
Waterfall Victoria Mortgage Trust 2011-SBC3 REO-B, LLC	Delaware
Waterfall Victoria Mortgage Trust 2011-SBC3 REO-C, LLC	Delaware
Waterfall Victoria Mortgage Trust 2011-SBC3 REO-J, LLC	Delaware
463 21st, LLC	Delaware
278 Clinton Place, LLC	Delaware
872-874 Stuyvesant Ave, LLC	Delaware
1292-1 Springfield Ave, LLC	Delaware
Waterfall Victoria Mortgage Trust 2011-1	Delaware
Waterfall Victoria Mortgage Trust 2011-1 REO, LLC	Delaware